MANAGEMENT STATEMENT REGARDING COMPLIANCE WITH CERTAIN
                PROVISIONS OF THE INVESTMENT COMPANY ACT OF 1940

We, as members of management of Firstar Stellar Funds (the "Company"), are responsible for complying with the requirements of subsections (b) and (c) of Rule 17f-2, Custody of Investments by Registered Management Investment Companies, of the Investment Company Act of 1940. We are also responsible for establishing and maintaining effective internal controls over compliance with those requirements. We have performed an evaluation of the Company's compliance with the requirements of subsections (b) and (c) of Rule 17f-2 as of July 28, 2000, and from March 31, 2000 through July 28, 2000.

Based on this evaluation, we assert that the Company was in compliance with the requirements of subsections (b) and (c) of Rule 17f-2 of the Investment Company Act of 1940 as of July 28, 2000, and from March 31, 2000 through July 28, 2000, with respect to securities reflected in the investment account of the Company, except that for several securities the books of the Company did not agree to the Custodian records. These exceptions were the result of the untimely recording of security transactions in the Custodian records. In each case the books of the Company were determined to be proper and the Custodian records have been subsequently corrected.

FIRSTAR STELLAR FUNDS

By:        /s/ Joseph Neuberger
           ------------------------------------------------------
           Name of Company Official

           Vice President
           ------------------------------------------------------
           Title

           09/27/2000
           ------------------------------------------------------
           Date

By:        /s/ Elaine E. Richards
           ------------------------------------------------------
           Name of Company Official

           Secretary
           ------------------------------------------------------
           Title

           09/27/2000
           ------------------------------------------------------
           Date